Exhibit 3
SENIOR SECURED CONVERTIBLE NOTES AMENDMENT
AND CONVERSION AGREEMENT
     This SENIOR SECURED CONVERTIBLE NOTES AMENDMENT AND CONVERSION AGREEMENT (this “Agreement”) is entered into as of September 30, 2009 (the “Closing Date”), by and between Global Employment Holdings, Inc., a Delaware corporation (“Global”), and the holders of Global’s Senior Secured Convertible Notes (each, as amended, supplemented or otherwise modified from time to time prior to the date hereof, a “Subdebt Note” and, collectively, the “Subdebt Notes”) listed on the signature pages hereto (each, a “Subdebt Holder” and collectively, the “Subdebt Holders”). Each of Global and each Subdebt Holders is sometimes referred to herein individually as a “Party” and collectively as the “Parties.”
RECITALS
     WHEREAS, Global sold and issued the Subdebt Notes on March 31, 2006 pursuant to the terms of a Notes Securities Purchase Agreement by and among Global and the purchasers party thereto (the “Securities Purchase Agreement”);
     WHEREAS, the Subdebt Notes are convertible into shares of Global’s Common Stock, par value $0.001 per share (the “Common Stock”), pursuant to their terms;
     WHEREAS, Global, the Subdebt Holders and certain other parties thereto are parties to the Restructuring Support Agreement of even date herewith (the “Restructuring Agreement”) pursuant to which the parties thereto have agreed, among other things, to restructure certain indebtedness of Global and its direct and indirect subsidiaries (the “Restructuring”); and
     WHEREAS, pursuant to the Restructuring Agreement, Global and the Subdebt Holders agreed to (a) amend the terms of the Subdebt Notes to provide that the Subdebt Notes may be converted exclusively into shares of Global’s Series B Convertible Preferred Stock, par value $0.001 per share (the “Series B Preferred Stock”), (b) convert 60 percent of the outstanding principal amount of the Subdebt Notes on the Closing Date into Series B Preferred Stock (the “Conversion”) and (c) amend and restate the Subdebt Notes.
     NOW, THEREFORE, in consideration of the premises and mutual covenants contained in this Agreement and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound hereby, agree as follows:
AGREEMENT
Article I
Definitions
     1.1 Recitals. The Recitals above are incorporated by reference into and made a part of this Agreement.

     1.2 Definitions. For purposes of this Agreement, the following terms shall have the respective meanings set forth below:
     “Action” means any judicial or administrative action, claim, suit, investigation, hearing, demand or proceeding by or before any Governmental Authority.
     “Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
     “Business Day” means a day other than Saturday, Sunday or any day on which banks located in the State of New York or Colorado are authorized or obligated to close.
     “Conversion Fee” means a fee payable in cash to each Subdebt Holder that converts 60 percent of its or his Subdebt Notes pursuant to Article II in an amount equal to 1.0 percent of the outstanding aggregate principal amount of the Subdebt Notes so converted.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended.
     “Governmental Authority” means any foreign, federal, state or local government, governmental authority, regulatory or administrative agency, governmental commission, court or tribunal (or any department, agency, bureau, division or subdivision thereof).
     “Law” shall mean any foreign, federal, state or local statute, law, treaty, ordinance, regulation, rule, judgment, decree, writ, injunction, or judicial or administrative order.
     “Lien” means any (a) mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest and (b) purchase option, preemptive right, right of first refusal, call or similar right of a third party with respect to such securities.
     “Person” means any individual, partnership, limited liability company, limited liability partnership, corporation, incorporated or unincorporated association, joint stock company, trust, joint venture, unincorporated organization or Governmental Authority.
     “Securities Act” means the Securities Act of 1933, as amended.
Article II
Amendment of the Subdebt Notes; Conversion of the Subdebt Notes;
Amendment and Restatement of the Subdebt Notes
     2.1 Amendment of the Subdebt Notes; Conversion. Subject to the satisfaction (or waiver) of the conditions set forth in Section 5 hereof, on the Closing Date, (a) Global and the Subdebt Holders hereby consent to and agree to amend the terms of the Subdebt Notes as set forth in the Third Amendment to Senior Secured Convertible Notes attached hereto as Exhibit A (the “Subdebt Amendment”), which shall provide that each $1.00 of outstanding principal amount of Subdebt Notes may convert into 1/67.3435801 share of Series B Preferred Stock, and (b) immediately following the effectiveness of the Subdebt Amendment, each Subdebt Holder hereby converts 60 percent of the outstanding aggregate principal amount of its or his Subdebt Notes into Series B Preferred Stock as set forth on Schedule A in accordance with the terms of the Subdebt Notes, as amended by the Subdebt Amendment. The terms of the Series B Preferred Stock shall be as set forth in the Series B Certificate of Designation attached hereto as Exhibit B (the “Series B Certificate of Designation”).
     2.2 Conversion Procedure; Shareholders’ Agreement. Notwithstanding the conversion procedures set forth in Section 3(c)(i) of the Subdebt Notes, the Parties agree that the Conversion shall be effective prior to the receipt of a certificate of shares of Series B Preferred Stock and upon the Conversion each Subdebt Holder shall be entitled to all rights and privileges afforded to a holder of Series B Preferred Stock under the Series B Certificate of Designation with respect to the principal amount of the Subdebt Notes converted without any requirement on the part of Global to deliver stock certificates to the Subdebt Holders. Upon the Conversion, each Subdebt Holder agrees to enter into the Shareholders’ Agreement, of even date herewith, by and among, inter alia, Global and the holders of shares of Series B Preferred Stock, a copy of which is attached hereto as Exhibit C (the “Shareholders’ Agreement”). Following the Conversion, and in any event on or before December 31, 2009, Global shall pay to each Subdebt Holder that converts 60 percent of its or his Subdebt Notes pursuant to this Article II, the Conversion Fee. If necessary, fractional shares of Series B Preferred Stock may be issued in connection with the Conversion; provided, however, that any such fractional shares shall be rounded to the nearest one-thousandth of a share of Series B Preferred Stock.
     2.3 Approval of Amended and Restated Subdebt Notes. Immediately following the Conversion, Global and the Subdebt Holders hereby agree to amend and restate (the “Amendment/Restatement”) the terms of the Subdebt Notes as set forth in the form of Amended and Restated Senior Secured Note attached hereto as Exhibit D (the “A&R Note”), and as promptly as practicable thereafter, (a) each Subdebt Holder shall deliver, or cause to be delivered, to Global its or his original Subdebt Note and (b) upon receipt thereof, Global shall deliver to each Subdebt Holder an original A&R Note in the respective principal amount and preference amount set forth on Schedule A hereto.
     2.4 Termination of the Notes Transaction Documents and Waiver of any Defaults or Rights Thereunder. The Subdebt Holders and Global hereby agree to terminate the Securities Purchase Agreement, the Registration Rights Agreement (as defined in the Securities Purchase Agreement) and the Joinder Agreement to the Notes Securities Purchase Agreement, dated as of March 31, 2006, executed by Global (collectively, the “Notes Transaction Documents”) effective immediately upon the Closing Date. The Subdebt Holders acknowledge and agree that this Agreement, the Restructuring Agreement, the Subdebt Amendment, the Amendment/Restatement and the consummation of the transactions contemplated hereby and thereby shall not be deemed to constitute nor to cause a default under, or any violation or breach of, any Notes Transaction Document, the Security Documents (as defined in the Securities Purchase Agreement) or the Subdebt Notes. The Subdebt Holders hereby irrevocably waive any such default, violation or breach, as well as any other rights, remedies, privileges, claims, demands, causes of action, liabilities and losses, whether in law or in equity, whether under contract or otherwise, of any nature whatsoever, known or unknown, suspected or unsuspected, fixed or contingent, and whether representing a past, present or future obligation, under the Notes Transaction Documents, the Security Documents and the Subdebt Notes that existed or may have existed on or prior to the Closing Date (or any time thereafter) or arise as a result of the consummation of the transactions contemplated by this Agreement (including the termination of the Notes Transaction Documents), the Restructuring Agreement, the Subdebt Amendment or the Amendment/Restatement.
     2.5 Restricted Securities. The A&R Notes and the shares of Series B Preferred Stock issued upon the Conversion are being issued pursuant to an exemption from the prospectus delivery and registration requirements of the Securities Act. Each Subdebt Holder acknowledges and agrees that: (a) the A&R Note held by such Subdebt Holder is a restricted security within the meaning of Rule 144 promulgated under the Securities Act and that the shares of Series B Preferred Stock issued upon the Conversion are also restricted securities within the meaning of Rule 144 promulgated under the Securities Act; and (b) the A&R Note and the shares of Series B Preferred Stock issued upon the Conversion may not be sold, transferred or otherwise disposed of, except pursuant to an effective registration statement under the Securities Act, or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, and in each case only in accordance with all applicable securities laws. Accordingly, the A&R Notes and the certificates representing the shares of Series B Preferred Stock issued upon the Conversion shall bear any legend that is required by the “blue sky” laws of any state and a restrictive legend in substantially the following respective form (and a stop-transfer order may be placed against transfer of such stock certificates):
in the case of the A&R Notes:
THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE ACT, OR (B) AN OPINION OF COUNSEL SELECTED BY THE HOLDER AND REASONABLY ACCEPTABLE TO THE ISSUER, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT OR APPLICABLE STATE SECURITIES LAWS, OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER THE ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES. ANY TRANSFEREE OF THIS NOTE SHOULD CAREFULLY REVIEW THE TERMS OF THIS NOTE, INCLUDING SECTION 12(a) HEREOF. THE PRINCIPAL AMOUNT REPRESENTED BY THIS NOTE MAY BE LESS THAN OR GREATER THAN THE AMOUNTS SET FORTH ON THE FACE HEREOF. THIS INSTRUMENT IS SUBJECT TO THE TERMS OF AN AMENDED AND RESTATED SUBORDINATION AGREEMENT BY THE HOLDER OF THIS NOTE IN FAVOR OF WELLS FARGO BANK, NATIONAL ASSOCIATION,

ACTING THROUGH ITS WELLS FARGO BUSINESS CREDIT OPERATING DIVISION, DATED AS OF SEPTEMBER 30, 2009, AS THE SAME MAY BE AMENDED FROM TIME TO TIME.
in the case of the Series B Preferred Stock:
NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE ACT, OR (B) AN OPINION OF COUNSEL SELECTED BY THE HOLDER AND REASONABLY ACCEPTABLE TO THE ISSUER, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT OR APPLICABLE STATE SECURITIES LAWS, OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER THE ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.
GLOBAL EMPLOYMENT HOLDINGS, INC. IS AUTHORIZED TO ISSUE SHARES OF MORE THAN ONE CLASS OF CAPITAL STOCK. PURSUANT TO THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE, GLOBAL EMPLOYMENT HOLDINGS, INC. WILL FURNISH WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS, A FULL STATEMENT OF THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE PARTICIPATING, OPTIONAL, OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OR SERIES THEREOF AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS.
Furthermore, each Subdebt Holder acknowledges and agrees that the shares of Series B Preferred Stock received upon the Conversion shall be subject to the restrictions set forth in the Shareholders’ Agreement, and that the certificate representing the shares of Series B Preferred Stock issued upon the Conversion pursuant to this Agreement shall bear a restrictive legend in substantially the following form:
THE VOTING, SALE, TRANSFER, ENCUMBRANCE OR OTHER DISPOSITION OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF A SHAREHOLDERS’ AGREEMENT, DATED AS OF SEPTEMBER 30, 2009, AMONG GLOBAL EMPLOYMENT HOLDINGS, INC. AND CERTAIN HOLDERS OF ITS OUTSTANDING CAPITAL STOCK (AS THE SAME MAY

BE AMENDED, MODIFIED, SUPPLEMENTED OR RESTATED FROM TIME TO TIME), A COPY OF WHICH MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF GLOBAL EMPLOYMENT HOLDINGS, INC.
Article III
Representations and Warranties of the Subdebt Holders
     Each Subdebt Holder, severally and not jointly, hereby represents and warrants to Global as follows:
     3.1 Organization and Authorization. If a legal entity, the Subdebt Holder is duly formed, organized or incorporated, as the case may be, validly existing and in good standing under the laws of the state or country of its formation, organization or incorporation. If and as applicable, the Subdebt Holder has the requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder, including, without limitation, to consent to the Subdebt Amendment and the Amendment/Restatement, and to complete the Conversion. If and as applicable, all actions or proceedings to be taken by or on the part of the Subdebt Holder to authorize and permit the execution and delivery by the Subdebt Holder of this Agreement and the instruments required to be executed and delivered by the Subdebt Holder pursuant hereto, the performance by the Subdebt Holder of its obligations hereunder and thereunder and the consummation by the Subdebt Holder of the transactions contemplated herein and therein have been duly and properly taken. This Agreement has been duly executed and delivered by the Subdebt Holder, constitutes its or his legal, valid and binding obligation, and is enforceable in accordance with its terms and conditions, subject only to bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, liquidation and similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies and to general principles of equity.
     3.2 Noncontravention. The execution and delivery of this Agreement, the other documents contemplated herein, including the consent to the Subdebt Amendment and the Amendment/Restatement, and the consummation of the transactions contemplated herein and therein do not or will not result in: (a) a conflict with or a breach of any provision of the Subdebt Holder’s certificate of incorporation, bylaws, certificate of formation, limited liability company agreement or other company governance documents, if a legal entity; (b) a breach of, constitute a default or right or cause of action under, result in the acceleration of, create in any Person the right to accelerate, terminate, modify or cancel, or require any notice to any Person under any agreement, indenture, contract, lease, license, instrument or other arrangement to which the Subdebt Holder is a party, by which it or he is bound or to which any of its or his assets is subject; or (c) a violation by the Subdebt Holder of any Law. The Subdebt Holder is not required by applicable Law or other obligation to give any notice to, make any filing with, or obtain any authorization, consent or approval of any Governmental Authority or other Person in connection with the Subdebt Holder’s execution, delivery and performance of this Agreement or any of the other documents contemplated herein or the consummation of the transactions contemplated herein or therein, except for except for (i) such consents and approvals which are specifically described in the Restructuring Agreement and which consents and approvals have been duly and properly obtained on or before the Closing Date, (ii) Schedule 13D filings or amendments to Schedule 13Ds that are required to be made under the Exchange Act, and (iii) any filings that are required to be made under Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.
     3.3 Ownership of, and Rights to Convert, the Subdebt Notes. Immediately prior to the Conversion, the Subdebt Holder is the beneficial and record owner of the Subdebt Note in the principal amount set forth next to the Subdebt Holder’s name on Schedule A, free and clear of any Liens. Subject to the terms of this Agreement, (a) the Subdebt Holder has the full right, power and authority to (i) consent to the Subdebt Amendment and the Amendment/Restatement, and (ii) convert all or any portion of the outstanding aggregate principal amount of the Subdebt Note held by the Subdebt Holder into shares of Series B Preferred Stock pursuant to this Agreement and the Subdebt Amendment, free and clear of any Liens, and (b) there are no agreements restricting (i) the right of such Subdebt Holder to consent to the Subdebt Amendment or the Amendment/Restatement, or (ii) the conversion by the Subdebt Holder of all or any portion of the outstanding aggregate principal amount of the Subdebt Note held by the Subdebt Holder into shares of Series B Preferred Stock or the Subdebt Holder’s ability to consummate the transactions contemplated by this Agreement. Neither the Subdebt Note, the A&R Note to be held by such Subdebt Holder following the Amendment/Restatement nor the shares of Series B Preferred Stock into which all or any portion of the outstanding aggregate principal amount of the Subdebt Note held by the Subdebt Holder is being converted pursuant to this Agreement is subject, contingent or otherwise, to (x) any outstanding option, warrant, call, or similar right of any other Person to acquire the same, (y) any restriction on transfer or voting except under applicable U.S. federal and state securities Laws, or (z) any voting agreement, voting trust, proxy or any similar arrangement regarding the right to vote or provide consent on account of such Subdebt Note, A&R Note, shares of Series B Preferred Stock or any other securities held by such Subdebt Holder, in each case other than as set forth in the Shareholders’ Agreement. The Subdebt Holder has not previously sold, transferred or disposed of all or any portion of its or his Subdebt Note.
     3.4 Litigation. There is no Action pending, or to the knowledge of the Subdebt Holder, contemplated or threatened, before any Governmental Authority restricting the execution, delivery, or performance by the Subdebt Holder of this Agreement or otherwise affecting any of the Subdebt Holder’s interest in its or his Subdebt Note, the shares of Series B Preferred Stock into which all or any portion of the outstanding aggregate principal amount of the Subdebt Note held by the Subdebt Holder is being converted pursuant to this Agreement or the Subdebt Holder’s ability to consummate the transactions contemplated by this Agreement, including, without limitation, the Subdebt Amendment, the Conversion and the Amendment/Restatement.
     3.5 Investor Representations.
          (a) The Subdebt Holder is acquiring the Series B Preferred Stock issuable upon conversion of a portion of the principal amount of the Subdebt Note held by the Subdebt Holder for its or his own account, not as a nominee or agent, and not with a view to or for distributing or reselling any of the shares of Series B Preferred Stock, or any part thereof. The

Subdebt Holder has no present intention of selling, granting any participation in or otherwise distributing shares of the Series B Preferred Stock. Notwithstanding the foregoing, by making the representations herein, the Subdebt Holder does not agree to hold the shares of Series B Preferred Stock for any minimum or other specific term and reserves the right to dispose of any shares of Series B Preferred Stock at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act. Except as otherwise disclosed to Global with respect to any potential sale, transfer, distribution or grant of participation to the Subdebt Holder’s Affiliates, the Subdebt Holder does not have any agreement, arrangement or understanding, directly or indirectly, with any Person to sell, transfer, distribute or grant any participation in all or any part of the shares of Series B Preferred Stock received upon conversion of its or his Subdebt Note pursuant to the terms of this Agreement.
          (b) At the time the Subdebt Holder was offered the Series B Preferred Stock and as of the Closing Date, the Subdebt Holder was and is an “accredited investor” as defined in Rule 501(a) promulgated under the Securities Act.
          (c) The Subdebt Holder is not a registered broker-dealer under Section 15 of the Exchange Act.
          (d) The Subdebt Holder understands and acknowledges that the Series B Preferred Stock and the Conversion will not be registered under the Securities Act on the grounds that the Conversion and issuance of the Series B Preferred Stock contemplated by this Agreement are exempt from registration.
          (e) The Subdebt Holder has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Series B Preferred Stock, and has so evaluated the merits and risks of such investment. The Subdebt Holder has received all the information it or he has requested from Global and considers necessary or appropriate for deciding whether to acquire the Series B Preferred Stock. The Subdebt Holder is able to bear the economic risk of an investment in the Series B Preferred Stock, and, at the present time, is able to afford a complete loss of such investment.
          (f) The Subdebt Holder is not acquiring the Series B Preferred Stock as a result of any advertisement, article, notice or other communication regarding the Series B Preferred Stock published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or other general solicitation or general advertisement.
Article IV
Representations and Warranties of Global
     Global hereby represents and warrants to the Subdebt Holders as follows:
     4.1 Organization and Authorization. Global is a corporation duly formed, validly existing and in good standing under the laws of the State of Delaware. Global has the requisite power and authority to execute and deliver this Agreement, the Subdebt Amendment and the A&R Notes and to perform its obligations hereunder and thereunder. All actions or proceedings to be taken by or on the part of Global to authorize and permit the execution and delivery by Global of this Agreement, the Subdebt Amendment and the A&R Notes and the instruments required to be executed and delivered by Global pursuant hereto and thereto, the performance by Global of its obligations hereunder and thereunder and the consummation by Global of the transactions contemplated herein and therein have been duly and properly taken. This Agreement, the Series B Certificate of Designation, the Subdebt Amendment and the A&R Notes have been duly executed and delivered by Global, constitute its legal, valid and binding obligations and are enforceable in accordance with their terms and conditions, subject only to bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, liquidation and similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies and to general principles of equity.
     4.2 Noncontravention. The execution and delivery of this Agreement, the Subdebt Amendment and the A&R Notes, the other documents contemplated herein and therein, and the consummation of the transactions contemplated herein and therein, do not or will not result in: (a) a conflict with or a breach of any provision of Global’s certificate of incorporation, bylaws or other governing documents; (b) a breach of, constitute a default or right or cause of action under, result in the acceleration of, create in any Person the right to accelerate, terminate, modify or cancel, or require any notice to any Person under any agreement, indenture, contract, lease, license, instrument or other arrangement to which Global is a party, by which it is bound or to which any of its assets is subject; or (c) a violation by Global of any Law. Neither Global nor any of its subsidiaries is required by applicable Law or other obligation to give any notice to, make any filing with, or obtain any authorization, consent or approval of any Governmental Authority or other Person in connection with Global’s execution, delivery and performance of this Agreement, the Subdebt Amendment and the A&R Notes or any of the other documents contemplated herein or therein or the consummation of the transactions contemplated herein or therein, except for (i) such consents and approvals which are specifically described in the Restructuring Agreement and which consents and approvals have been duly and properly obtained on or before the Closing Date, (ii) the filing of a Form D, if necessary, under Regulation D promulgated under the Securities Act, and (iii) any filings required to comply with state securities laws in connection with the consummation of the transactions contemplated hereby.
     4.3 Series B Preferred Stock. Global’s board of directors, at a meeting duly called and held or by action by written consent in lieu of meeting, unanimously adopted resolutions approving the Series B Certificate of Designation.
     4.4 Litigation. There is no Action pending, or to the knowledge of Global, contemplated or threatened, before any Governmental Authority restricting the execution, delivery, or performance by Global of this Agreement, the Subdebt Amendment and the A&R Notes or otherwise affecting the ability of Global to consummate the transactions contemplated hereby or thereby, including, without limitation, the Subdebt Amendment, the Conversion and the Amendment/Restatement.
     4.5 Exemption from Registration. Based upon the accuracy and completeness of the representations and warranties of the Subdebt Holders under Section 3.5 of this Agreement, the issuance of the shares of Series B Preferred Stock by Global is exempt from registration under the Securities Act.

     4.6 No General Solicitation. None of Global, any of its Affiliates, or any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D promulgated under the Securities Act) in connection with the Subdebt Amendment, the Conversion, the Amendment/Restatement and the issuance of the Series B Preferred Stock and the A&R Notes. Except for payments to Stifel, Nicolaus & Company, Incorporated for which the Subdebt Holders shall not be liable, Global shall not be responsible for the payment of any placement agent’s fees, financial advisory fees, or brokers’ commissions relating to or arising out of this Agreement and the transactions contemplated hereby. Global shall pay, and hold the Subdebt Holders harmless against, any liability, loss or expense (including, without limitation, attorney’s fees and out-of-pocket expenses) arising in connection with any such claim.
     4.7 No Integrated Offering. None of Global or, to Global’s knowledge, any of its Affiliates or any Person acting on its or their behalf, has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the shares of Series B Preferred Stock or cause the issuance of the shares of Series B Preferred Stock to be integrated with prior offerings by Global for purposes of the Securities Act.
Article V
Closing Conditions
     The obligations of each Subdebt Holder hereunder to consummate the Conversion and the Amendment/Restatement is subject to the satisfaction, on or before the Closing Date, of each of the following conditions, provided that these conditions are for each Subdebt Holder’s sole benefit and may be waived by each such Subdebt Holder at any time in its sole discretion (it being understood and agreed that the execution and delivery by each such Subdebt Holder of this Agreement shall constitute a waiver of any such conditions that have not been satisfied):
     5.1 Global shall have executed and delivered to such Subdebt Holder this Agreement;
     5.2 The representations and warranties of Global set forth in this Agreement shall be true and correct in all material respects, and Global shall have performed, satisfied and complied with in all material respects the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by Global on or prior to the Closing Date;
     5.3 The Subdebt Amendment shall have been consented to and agreed to by Global and Subdebt Holders representing at least 66-2/3% of the outstanding aggregate principal amount of the Subdebt Notes; and
     5.4 The Series B Certificate of Designation shall have been adopted and approved by Global’s board of directors and Global shall have properly filed the Series B Certificate of Designation with the Secretary of State of the State of Delaware.

Article VI

Miscellaneous
     6.1 Independent Nature of Subdebt Holders’ Obligations and Rights. The obligations of each Subdebt Holder under this Agreement are several and not joint with the obligations of any other Subdebt Holder, and no Subdebt Holder shall be responsible in any way for the performance of the obligations of any other Subdebt Holder under this Agreement. Each Subdebt Holder confirms that it or he has independently participated in the negotiation of the transaction contemplated by this Agreement with the advice of its or his own counsel and advisors, that it or he has independently determined to enter into the transactions contemplated hereby, that it or he is not relying on any advice from or evaluation by any other Subdebt Holder, and that it or he is not acting in concert with any other Subdebt Holder in monitoring its investment in Global. Nothing contained herein and no action taken by any Subdebt Holder shall be deemed to constitute the Subdebt Holders as a partnership, an association, a joint venture or any other kind of entity or group, or create a presumption that the Subdebt Holders are in any way acting in concert or as members of a “group” for purposes of Section 13(d) of the Exchange Act.
     6.2 Further Assurances. From time to time after the Closing Date, each Party will timely execute and deliver to the other such instruments of sale, transfer, conveyance, assignment and delivery, and such consents, assurances, powers of attorney and other instruments as may be reasonably requested by a Party or its counsel in order to carry out the purpose and intent of this Agreement.
     6.3 No Third Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.
     6.4 Entire Agreement. This Agreement (including any schedules and exhibits required to be delivered pursuant to this Agreement) and the Restructuring Agreement (including any schedules and exhibits required to be delivered pursuant thereto) constitute the entire agreement between the Parties regarding the subject matter hereof and supersedes any prior understandings, agreements or representations by or between the Parties (or their respective Affiliates), written or oral, to the extent they relate in any way to the subject matter hereof or thereof.
     6.5 Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign this Agreement without the prior written consent of the other Party, which approval may be granted or withheld in the sole discretion of each Party.
     6.6 Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by each of the Parties hereto. No waiver by any Party of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent to such occurrence.
     6.7 Facsimile; Counterparts. This Agreement may be executed by facsimile and in two or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.
     6.8 Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.
     6.9 Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (a) upon receipt, when delivered personally; (b) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending Party); or (c) one Business Day after deposit with an overnight courier service, in each case properly addressed to the Party to receive the same. The addresses and facsimile numbers for such communications shall be:
If to Global:
Global Employment Holdings, Inc.
10375 Park Meadows Drive, Suite 375
Lone Tree, CO 80124
Facsimile: (303) 216-9581
Attention: Chief Financial Officer
with a copy to:
Brownstein Hyatt Farber Schreck, LLP
410 Seventeenth Street, Suite 2200
Denver, CO 80202
Facsimile: (303) 223-1111
Attention: Adam J. Agron
     If to a Subdebt Holder, to the address on file with the Company or to such other address and/or facsimile number and/or to the attention of such other Person as the recipient Party has specified by written notice given to each other Party five days prior to the effectiveness of such change. Written confirmation of receipt (i) given by the recipient of such notice, consent, waiver or other communication, (ii) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission, or (iii) provided by an overnight courier service shall be rebuttable evidence of personal service in accordance with clause (a), (b) or (c) above, respectively.

     6.10 Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York. Each Party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the State of New York for adjudication of any dispute hereunder or in connection herewith or with any transaction or action contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to asset in any suit, action or proceeding, any claim that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each Party hereby irrevocably waives personal service of process and consent to process being served in any such suit, action or proceeding by mailing a copy thereof to such Party at the address for such notices to it under this Agreement and agrees that such services shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by Law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION OR ACTION CONTEMPLATED HEREBY.
     6.11 Severability. In the event that any part of this Agreement shall be held to be invalid or unenforceable by a court of competent jurisdiction, such provision shall be reformed, and enforced to the maximum extent permitted by Law. If such provision cannot be reformed, it shall be severed from this Agreement and the remaining portions of this Agreement shall be valid and enforceable.
     6.12 Specific Performance. Each of the Parties acknowledges and agrees that the other Parties would be irreparably damaged in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached, and that there is no adequate remedy at Law with respect to any such breach. Accordingly, each of the Parties and their respective permitted successors and assigns agrees that the other Parties or their respective permitted successors and assigns shall, in addition to any other remedy to which they may be entitled, at law or in equity, be entitled to injunctive or other relief to prevent breaches or alleged or threatened breaches of the provisions of this Agreement and to specifically enforce this Agreement and the terms and provisions hereof in any action instituted in any court of competent jurisdiction.
     6.13 Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any Laws shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word “including” shall mean including without limitation. Definitions are equally applicable to both the singular and plural forms of the terms defined, and references to the masculine, feminine or neuter gender include each other gender. The furnishing or availability for review of any document shall not be construed to modify, qualify or disclose an exception to any representation or warranty of any Party made herein or in connection herewith. All covenants, agreements, representations and warranties of a Party made herein shall be deemed material and to have been relied on by the other Parties hereto, notwithstanding any investigation made by or on behalf of any of the Parties or any opportunity therefor or any actual or constructive knowledge thereby obtained.
* * * * * * * *

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

GLOBAL:

GLOBAL EMPLOYMENT HOLDINGS, INC.

By:

Name:	Paige Burkes
Its:	Chief Financial Officer

SUBDEBT HOLDERS:

CAPITAL RESOURCES GROWTH, INC.		GWIRTSMAN FAMILY PARTNERS, LLC

By:		By:

Name:	Charles Gwirtsman	Name:	Charles Gwirtsman
Its:	President	Its:	Manager

VICTORY PARK CREDIT OPPORTUNITIES MASTER FUND, LTD.,

By:

Name:	Matthew Ray
Its:	Principal

Luci Altman		Gregory Bacharach

Howard Brill		Richard Goldman

Kenneth Michaels		Steven Pennington

Jay Wells